Exhibit 99.2

CHASE CORPORATION

Long Term Incentive Plan

Award Design and Grant Process

Fiscal Year Ending August 31, 2021

Key Provisions

1.

There are three reward vehicles:  1) Performance-based restricted stock, 2) Time-vested restricted stock and 3) Stock options.  At least two will be used each year.  For the Chief Executive Officer and Chief Financial Officer, Fiscal Year 2021 performance shares will be 50%, time-vested restricted stock will be 25% and stock options will be 25%.

2.

Time-vested restricted stock is fixed and not subject to performance measures and will vest at the end of the third fiscal year after the grant date (August 31, 2023), subject to grant date, pricing, and termination provisions listed below.

3.	Stock options will be fixed based on a Black-Scholes calculation, and will vest in three equal annual allotments beginning on August 31, 2021 and be exercisable for 10 years.
4.

Performance shares, designed to challenge and, when warranted, award executive leadership’s management of both the balance sheet and income statement, will be in the form of restricted stock subject to performance and other criteria as follows.

•	Performance measure 1:
o

Target is earnings per share (EPS) based on Fiscal Year 2020’s actual results: by dividing 100% of Fiscal Year 2020’s net income by the number of diluted shares outstanding at August 31, 2020 (end of most recent fiscal year). Actual is net income for the measurement period divided by the same number of diluted shares used in the Target.

o	Performance measurement period: September 1, 2020 through August 31, 2021
o	Vesting: 2 years after performance measurement period (August 31, 2023)
o	Grant date: first day of measurement period
o	Stock price for award: closing price for last trading day prior to grant date
o	Threshold: the point at which an award is earned (80% of the target). Between threshold and target the award increases on a linear basis.
o	Stretch area: performance in excess of target awarded at a higher rate (200% for 120% achievement of target) with a cap of 200%. Between target and cap award increases on a linear basis.
o	Weighted value in award opportunity: 80%

Example:

•	Individual opportunity is $50,000 at target; performance share opportunity (50%) is $25,000 at target; 80% of LTIP value relates to performance measure 1 (or $20,000).
•	Stock price (8/31/2020) is $100.00
•	Threshold is 80% of target

Performance	Payout % of Target	Vesting Shares	Reward Value
Threshold 80% of target	50%	100	$10,000
Target	100%	200	$20,000
Stretch at 120% of target	200%	400	$40,000

Plan metrics: standard performance measures are 80% threshold, 100% target and 120% maximum.

•	Performance measure 2:
o

Target is trailing three-year average Return on Invested Capital (“ROIC”) calculated using the prior three years’ (Fiscal years 2020, 2019 and 2018) actual results. Actual ROIC for the measurement period will be calculated using actual results for the three years ending August 31, 2021.

o	Performance measurement period: September 1, 2018 through August 31, 2021
o	Vesting: 2 years after performance measurement period (August 31, 2023)
o	Grant date: September 1, 2020, the first day of fiscal year 2021
o	Stock price for award: closing price for last trading day prior to grant date
o	Threshold: the point at which an award is earned (80% of the target). Between threshold and target the award increases on a linear basis.
o	Stretch area: performance in excess of target awarded at a higher rate (200% for 120% achievement of target) with a cap of 200%. Between target and cap award increases on a linear basis.
o	ROIC defined as Earnings before Interest Expense and Income Tax, divided by the sum of equity and debt less cash on hand (ROIC = EBIT / (Equity + Debt - Cash)).
o	Weighted value in award opportunity: 20%

Example:

•	Individual opportunity is $50,000 at target; performance share opportunity (50%) is $25,000 at target; 20% of LTIP value relates to performance measure 2 (or $5,000).
•	Stock price (8/31/2020) is $100.00
•	Threshold is 80% of target

Performance	Payout % of Target	Vesting Shares	Reward Value
Threshold 80% of target	50%	25	$2,500
Target	100%	50	$5,000
Stretch at 120% of target	200%	100	$10,000

Plan metrics: standard performance measures are 80% threshold, 100% target and 120% maximum

5.	Termination provisions:

Termination Event	Year	Payment in Shares
Retirement	Pro-rated	Paid as scheduled
Voluntary	All shares forfeit	No payment
Without cause	Pro-rated	Paid as scheduled
With cause	All shares forfeit	No payment
Upon change of control	Acceleration at target	Paid at change of control
Death or disability	Pro-rated	Paid as scheduled

6.	Eligibility: key executives and others

Participant	Opportunity at Target
Adam P. Chase	$567,000
Christian J. Talma	$174,000

Award opportunities are set annually, and the plan is subject to the approval of the Compensation and Management Development (“C&MD”) Committee and may be modified from time to time.

FY 2021 SCHEDULE

•	Q4 FY20 Board approves continuance of plan and sets grant date
•	Q4 FY20 Goals and awards proposed by management for FY21
•	Q4 FY20 C&MD Committee reviews and approves FY21 plan
•	Q1 FY21 Management presents FY20 plan achievement
•	Q1 FY21 C&MD Committee approves FY20 results
•	Q1 FY22 Management presents FY21 plan achievement
•	Q1 FY22 C&MD Committee approves FY21 results
•	Q4 FY23 Vested FY21 shares are released to participant